UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2019

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942
(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IPHI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2019, Inphi Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Einstein Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), eSilicon Corporation, a Delaware Corporation (“eSilicon”) and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as Securityholders' Agent. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into eSilicon and eSilicon will be the surviving corporation and wholly owned subsidiary of the Company (the “Merger”). The aggregate consideration to be paid by the Company in connection with the Merger will be $216 million in cash, subject to certain adjustments including for cash, debt, working capital and transaction expenses, as well as the assumption of certain liabilities at the closing of the Merger. A portion of the consideration will be placed in an escrow fund for 12 months (or up to 36 months in certain circumstances) following the closing for the satisfaction of certain indemnification obligations.  In connection with the Merger, eSilicon has also entered into agreements to sell its Vietnamese and Indian subsidiaries to Synopsys, Inc. prior to closing the Merger.

Completion of the transaction is subject to customary closing conditions, including, but not limited to, expiration or termination of the applicable waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other regulatory approvals.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Schedules provided by eSilicon in connection with the signing of the Merger Agreement. The confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties.

On November 11, 2019, the Company issued a press release announcing the transaction. A copy of the release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated as of November 10, 2019 by and among the Registrant, Einstein Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant, eSilicon Corporation, a Delaware corporation, and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as Securityholders’ Agent.*

99.1	Press release dated November 11, 2019.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Inphi hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHI CORPORATION

Date: November 12, 2019	By:	/s/ John Edmunds
John Edmunds
Chief Financial Officer and Chief Accounting Officer